UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 15, 2026

KATAPULT HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-39116	84-2704291
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5360 Legacy Drive, Building 2 Plano, TX	75024
(Address of principal executive offices)	(Zip Code)

(833) 528-2785
(Registrant’s telephone number, including area code:)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.0001 per share	KPLT	The Nasdaq Stock Market LLC
Redeemable Warrants	KPLTW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement.

On April 15, 2026, Katapult Holdings, Inc. (the “Company”) entered into the Limited Waiver (the “Tenth Limited Waiver”) to our Amended and Restated Loan and Security Agreement, dated as of June 12, 2025 (as amended, amended and restated, supplemented, revised, or otherwise modified from time to time, including pursuant to that certain Limited Waiver dated September 15, 2025 (the “First Limited Waiver”), that certain Limited Waiver dated September 29, 2025 (the “Second Limited Waiver”), that certain Limited Waiver dated October 13, 2025 (the “Third Limited Waiver”), that certain Limited Waiver dated October 20, 2025 (the “Fourth Limited Waiver”), that certain Limited Waiver dated October 27, 2025 (the “Fifth Limited Waiver”), that certain Limited Waiver dated October 29, 2025 (the “Sixth Limited Waiver”), that certain Limited Waiver and First Amendment to Amended and Restated Loan and Security Agreement dated November 2, 2025 (the “First Amendment”), that certain Limited Waiver and Second Amendment to Amended and Restated Loan and Security Agreement dated December 11, 2025 (the “Second Amendment”), that certain Limited Waiver dated January 15, 2026 (the “Seventh Limited Waiver”), that certain Limited Waiver dated February 13, 2026 (the “Eighth Limited Waiver”), that certain Limited Waiver dated March 9, 2026 (the “Ninth Limited Waiver”) and the Tenth Limited Waiver, the “Loan Agreement”), by and among Katapult SPV-1 LLC, Katapult Group, Inc., the Company (each a “Credit Party” and, together, the “Credit Parties”), Midtown Madison Management LLC, as administrative, payment and collateral agent and lender, and the lenders party thereto (the “Lenders”) in response to (i) the Credit Parties’ failure to maintain Minimum Trailing Three-Month Net Originations as of the last business day of the calendar month ended March 31, 2026 as required by the Loan Agreement and (ii) the percentage of leases included in the collateral that have been charged-off exceeding certain thresholds. The Tenth Limited Waiver, among other things, permanently waives the Existing Default (as defined in the Tenth Limited Waiver) and any reduction to the Advance Rate resulting from the Existing Advance Rate Trigger Events (as defined in the Tenth Limited Waiver).

This description of the Tenth Limited Waiver does not purport to be complete, and is subject to and qualified in its entirety by reference to the full text of the Tenth Limited Waiver, which is attached as Exhibit 10.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit

10.1	Limited Waiver, dated as of April 15, 2026, by and among Katapult SPV-1 LLC, Katapult Group, Inc, Katapult Holdings, Inc., Midtown Madison Management LLC and the lenders party thereto.
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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	April 16, 2026	/s/ Orlando Zayas
Name: Orlando Zayas
Title: Chief Executive Officer